[GRAPHIC OMITTED][GRAPHIC OMITTED]

For immediate release:                                                 Contact:
April 27, 2004            Carol Taylor Clay, Public/Investor Relations Director
                                                          or Mark Andersen, CFO
                                                     National RV Holdings, Inc.
                                                                    541.998.3720
                                                                  ir@nrvh.com or
                                                                    cfo@nrvh.com


   National R.V. Holdings Reports First Quarter 2004 Results Including Record
                          Sales for "Highline" Products

     Perris, Calif. -- April 27, 2004/PR Newswire - First Call/ -- For the first quarter ended March 31, 2004, National R.V. Holdings, Inc. (NYSE: NVH) today reported net income of $0.7 million, or $0.06 per diluted share, compared with a net loss of $4.7 million, or $0.48 per diluted share, last year. Net sales for the quarter were $110.4 million, up 41% from $78.1 million last year. The Company also reported that sales for the first quarter of its Country Coach "Highline" products reached record levels for any quarter for Country Coach.

     "Our focus in the first quarter, as it will be for the rest of 2004, had been to profitably increase production to match our demand. This focus resulted in our Country Coach division achieving record sales during the quarter," said Brad Albrechtsen, National R.V. Holdings' President and CEO. "Strong demand allowed us to ship higher numbers of both gas and diesel units compared to last quarter and the prior year. Our top line growth was consistent with our expectations," continued Albrechtsen.

     "Margins continue to be helped by higher production levels and related efficiencies, as well as improvements in our workers compensation reserve," stated Albrechtsen. "However, heavy overtime, discounting on some older high-end units and slowing warranty improvements did not allow us to see the quarter-over-quarter gross profit margin percentage gains that we had expected."

     Revenues in the quarter for National RV were $63.3 million, up 19% from $53.4 million for the first quarter last year. Revenues in the quarter for Country Coach were $46.7 million, up 85% from $25.2 million for the first quarter last year.

     First quarter wholesale unit shipments of diesel motorhomes were 293, up 24% from 237 units last year. Quarterly shipments of gas motorhomes were 499, up 50% from 332 units last year. Quarterly shipments of towable products were 315, down 19% from 390 units last year.

     Quarterly selling, general and administrative (SG&A) expenses were $6.2 million, up 17% from $5.3 million last year. As a percentage of sales, quarterly SG&A expenses were 5.6% versus 6.7% last year.

     The Company reported that cash decreased by approximately $1.0 million during the first quarter of 2004, due primarily to an increase of $12.6 million in inventory and a $3.9 million increase in accounts receivable partially offset by a $12.8 million increase in accounts payable, $1.9 million of proceeds from the sale of real property in Florida and $0.7 million of net income.

     "Total inventory increased by $12.6 million during the first quarter 2004. This increase resulted mainly from a $2.6 million increase in raw materials, a $1.4 million increase in chassis and an $8.9 million increase in work in process. Generally, inventory levels are reflective of our higher production rates. We expect inventory levels to remain relatively flat in the second quarter," said Chief Financial Officer Mark Andersen. "Annualized inventory turn rates continue to improve as our volumes increase, rising to 6.9 turns in the first quarter of 2004 from 4.5 turns in the first quarter of 2003."

     National R.V. Holdings will host a live webcast to review first quarter results today, April 27, 2004, at 2 p.m. Eastern. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

     National R.V. Holdings, Inc. (the Company), through its two wholly-owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized and towable recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motorhomes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal, and travel trailers under model names Blaze'n and Rage'n. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motorhomes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.


     This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

                                      # # #

                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                        Three Months
                                                       Ended March 31,

                                                    2004            2003
Net sales                                          $ 110,438         $ 78,101
Cost of goods sold                                   103,151           80,188
                                                ------------   --------------
     Gross profit (loss)                               7,287           (2,087)
Selling expenses                                       3,621            3,130
General and administrative expenses                    2,587            2,120
                                                ------------   --------------
     Operating income (loss)                           1,079           (7,337)
Interest expense                                          62              167
Other income                                             (48)              (2)
                                                -------------   --------------
     Profit (loss) before income taxes                 1,065           (7,502)
Provision (benefit) for income taxes                     396           (2,776)
                                                -------------   --------------
     Net profit (loss)                                 $ 669         $ (4,726)
                                                =============   ==============
Profit (loss) per common share:
     Basic                                            $ 0.07          $ (0.48)
     Diluted                                          $ 0.06          $ (0.48)

Weighted average number of shares
     Basic                                            10,190            9,832
     Diluted                                          10,334            9,832

                                NATIONAL R.V. HOLDINGS, INC.
                                 CONSOLIDATED BALANCE SHEETS
                            (In thousands, except share amounts)


                                                                 March 31,      December 31,
                                                                    2004            2003
                                                                  (Unaudited)

                            ASSETS
Current assets:
     Cash and cash equivalents                                       $ 1,090          $ 2,059
     Restricted cash                                                     250              250
     Trade receivables, less allowance for doubtful
        accounts ($89 and $132 respectively                           24,886           20,978
     Inventories                                                      64,232           51,659
     Deferred income taxes                                             7,955            7,955
     Income taxes receivable                                               -                -
     Prepaid expenses                                                  2,005            1,658
                                                                 ------------   --------------
       Total current assets                                          100,418           84,559
Property, plant and equipment, net                                    39,299           40,833
Long-term deferred income taxes                                        3,805            3,805
Other                                                                  1,157            1,252
                                                                -------------   --------------
                                                                   $ 144,679         $130,449
                                                                =============   ==============

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Line of credit                                                      $ -              $ -
     Book overdraft                                                        -                -
     Current portion of long-term debt                                    13               19
     Accounts payable                                                 26,879           14,101
     Accrued expenses                                                 21,540           20,770
                                                                -------------   --------------
       Total current liabilities                                      48,432           34,890
Long-term accrued expenses                                             7,588            7,569
Long-term debt                                                             -                -
                                                                -------------   --------------
Total liabilities                                                     56,020           42,459
                                                                -------------   --------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock - $.01 par value; 5,000
shares authorized, 4,000 issue- and outstanding                         -                -
     Common stock - $.01 par value; 25,000,000
shares authorized, 10,190,230 and 10,190,230 issued and
and outstanding, respectively                                            102              102

Additional paid-in capital                                            36,463           36,463
Retained earnings                                                     52,094           51,425
                                                                ------------   --------------
     Total stockholders' equity                                       88,659           87,990
                                                                ------------   --------------
                                                                   $ 144,679         $130,449
                                                                =============   ==============

                                 NATIONAL R.V. HOLDINGS, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (In thousands)
                                         (Unaudited)

                                                           Three Months
                                                          Ended March 31,

                                                               2004             2003
 Cash flows from operating activities:
     Net income (loss)                                            $ 669          $ (4,726)
     Adjustments to reconcile net income (loss)
        to net cash provided by operating activities:
       Depreciation                                                 989               982
       Gain on asset disposal                                       (46)                -
       Changes in assets and liabilities:
         Increase in trade receivables                           (3,908)          (19,432)
         (Increase) decrease in inventories                     (12,573)            8,264
         Decrease in income taxes receivable                          -            (2,449)
         (Increase) decrease in prepaid expenses                   (347)              741
         Increase in book overdraft                                   -             2,980
         Increase in accounts payable                            12,778            10,775
         Increase (decrease) in accrued expenses                    789              (204)
         Increase in deferred income taxes                            -              (370)
                                                            ------------    --------------
                                                            ------------    --------------
       Net cash used in operating activities                     (1,649)           (3,439)
                                                            ------------    --------------
                                                            ------------    --------------

 Cash flows from investing activities:
     Decrease in other assets                                        95               341
     Proceeds from sale of assets                                 1,932                 -
     Purchases of property, plant and equipment                  (1,341)             (479)
                                                            ------------    --------------
                                                            ------------    --------------
       Net cash provided by (used in) investing
                 activities                                         686              (138)
                                                            ------------    --------------
                                                             ------------   --------------

 Cash flows from financing activities:
     Net advances under line of credit                               -             3,578
     Principal payments on long-term debt                           (6)               (5)
     Proceeds from issuance of common stock                          -                 -
                                                           ------------    --------------
                                                           ------------    --------------
       Net cash (used in) provided by financing activities          (6)            3,573
                                                           ------------    --------------
                                                           ------------    --------------

 Net decrease in cash                                             (969)               (4)
 Cash, beginning of period                                       2,059                14
                                                           ------------    --------------
                                                           ------------    --------------
 Cash, end of period                                           $ 1,090              $ 10
                                                           ============    ==============
                                                           ============    ==============

                  Please direct questions to investors@nrvh.com
                               ------------------

                                      # # #



                           National RV Holdings, Inc.
                135 East First Avenue Junction City, Oregon 97448
                   541.998.3720 p 541.998.9275 f www.nrvh.com